UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Exchange Agreements

On February 13, 2018, SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”) entered into a Warrant Exchange Agreement (the “Alto Agreement”). The Company had previously issued to Alto a warrant to purchase 106,667 shares (on a post-reverse split basis) (the “Alto Warrant”) of its common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the registered offering described in the Company’s prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 on February 9, 2017 (the “2017 Offering” and the warrants issued in such offering, the “2017 Warrants”). Pursuant to the Alto Agreement, in exchange for Alto’s agreement to surrender the Alto Warrant for cancellation, the Company agreed to issue to Alto a number of shares of Common Stock equal to the quotient resulting from dividing $249,600 by the closing sale price of the Common Stock on the closing date of the exchange. Pursuant to the Alto Agreement, on February 15, 2018, the Company issued to Alto 45,464 shares of Common Stock in exchange for the surrender and cancellation of the Alto Warrant.

The Alto Agreement also provides that if, after an Equity Conditions Measuring Period, the number of shares initially delivered to Alto is less than the number of shares determined by the quotient of $249,600 and the adjustment price, which is defined as the average of the lowest ten weighted average prices during the Equity Conditions Measuring Period, the difference in such number of shares of Common Stock (the “Top-up Shares”) shall be delivered to Alto. The “Equity Conditions Measuring Period” is the period (a) beginning on the earlier of (1) the date on which all warrant exchange agreements for the 2017 Warrants have been publicly disclosed, the first public announcement by the Company of the material terms and conditions of a Company financing transaction has been made, and Alto and its affiliates are otherwise not in possession of material non-public information regarding the Company and (2) March 15, 2018 and (b) ending ninety trading days thereafter.

If such Top-up Shares of Common Stock cannot be delivered due to an Equity Conditions Failure, the Company shall pay Alto cash equal to the product of the number of Top-up Shares owed and the average of the daily weighted average prices during the Equity Conditions Measuring Period. An “Equity Conditions Failure” will occur if the Company, among other items, fails to maintain its Common Stock’s designation for quotation on the Nasdaq Capital Market, is unable to issue the Top-up Shares absent a restrictive legend or does not have an effective registration statement covering the Top-up Shares, announces a fundamental transaction, has a daily dollar trading volume of less than $75,000 on at least ten or more trading days during the Equity Conditions Measuring Period or on any of the three consecutive trading days prior to the end of the Equity Conditions Measuring Period, or has a weighted average price of its Common Stock of less than $2.50 on at least ten or more trading days during the Equity Conditions Measuring Period or on any of the three consecutive trading days prior to the end of the Equity Conditions Measuring Period. The Top-up Shares shall be issued to Alto, or such cash shall be paid to Alto, on the first business day after the Equity Conditions Measuring Period ends.

In addition, if, during the period beginning on February 13, 2018 and ending ninety days following March 15, 2018, the Company enters into a similar exchange agreement on terms materially different than the Alto Agreement, then the Company shall promptly provide notice to Alto of such agreement and provide a copy of such agreement, if requested. The terms of the Alto Agreement will be deemed to have been modified in an economically and legally equivalent manner such that Alto would receive the benefit of such more favorable terms, unless Alto elects not to accept such terms by a notice delivered to the Company within fifteen business days of receipt of the Company’s notice. Further, if the Company breaches its covenant to ensure that Alto has no material non-public information concerning the Company by no later than March 15, 2018, Alto shall be entitled to liquidated damages of $249,600 cash plus any and all expenses (including without limitation attorney’s fees) incurred by Alto in connection with enforcing this covenant. Upon receipt of such liquidated damages, Alto shall surrender to the Company any shares of Common Stock previously issued to Alto pursuant to the Alto Agreement

On February 13, 2018, the Company and Alto also entered into a Leak-Out Agreement (the “Alto Leak-Out Agreement”), which provides that beginning on March 15, 2018 and ending ninety days thereafter, Alto shall not sell, dispose or otherwise transfer the shares of Common Stock delivered under the Alto Agreement or any other shares of Common Stock acquired by Alto following February 13, 2018 on any trading day in open market transactions in an amount of more than 8% of the trading volume of Common Stock on any one trading day. Alto may sell or transfer the shares of Common Stock delivered under the Alto Agreement in a private transaction as long as Alto and the third party execute a leak-out agreement in the form of the Alto Leak-Out Agreement. In addition, if, during the period beginning on February 13, 2018 and ending ninety days following March 15, 2018, the Company enters into a similar leak-out agreement on terms materially different than the Alto Agreement, then the Company shall promptly provide notice to Alto of such agreement and provide a copy of such agreement, if requested. The terms of the Alto Agreement will be deemed to have been modified in an economically and legally equivalent manner such that Alto would receive the benefit of such more favorable terms, unless Alto elects not to accept such terms by a notice delivered to the Company within fifteen business days of receipt of the Company’s notice.

On February 14, 2018, the Company entered into a Warrant Exchange Agreement (the “Lincoln Park Agreement”) with Lincoln Park Capital Fund LLC (“Lincoln Park Capital”). The Company previously issued to Lincoln Park Capital a warrant to purchase 8,333 shares (on a post-reverse split basis) of Common Stock (the “Lincoln Park Warrant”) in the 2017 Offering. Pursuant to the Lincoln Park Agreement, on February 19, 2018, the Company issued to Lincoln Park Capital 3,421 shares of Common Stock in exchange for the surrender and cancellation of the Lincoln Park Warrant.

The Company’s entry into the Alto Agreement, the Alto Leak-Out Agreement, and the Lincoln Park Agreement was the result of separate private negotiations between the Company and Alto and the Company and Lincoln Park Capital. These private negotiations commenced prior to the Company’s announcement of its Warrant Exchange Agreements with CVI Investments, Inc., Anson Investments Master Fund LP, Sabby Healthcare Master Fund Ltd., Sabby Volatility Warrant Master Fund Ltd. and Hudson Bay Master Fund Ltd. on February 12, 2018.

The foregoing descriptions of the Alto Agreement, the Alto Leak-Out Agreement, and the Lincoln Park Agreement do not purport to be complete descriptions of all terms and conditions contained therein and are qualified in their entirety by reference to the full text of such documents. The Company will file complete copies of the Alto Agreement, the Alto Leak-Out Agreement, and the Lincoln Park Agreement with its Annual Report on Form 10-K for the year ending December 31, 2017, or by amendment to this Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated by reference. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Alto Warrant and the Lincoln Park Warrant was or will be made in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: February 20, 2018	By:	/s/ Angelos M. Stergiou, M.D., Sc.D.
Angelos M. Stergiou, M.D., Sc.D. President and Chief Executive Officer